Contact:                  Joel Shadle                                                                                                      PRESS RELEASE:
Corporate Media Relations                                                                           FOR BUSINESSWIRE
703-645-2660                                                                                                    DECEMBER 27, 2011
jshadle@csc.com

Bryan Brady
Vice President, Investor Relations
CSC Corporate
703-641-3000
investorrelations@csc.com

CSC Announces Form 8-K Update on Status of Contract Discussions with the U.K. National Health Service

FALLS CHURCH, Va., Dec. 27 – CSC (NYSE: CSC), a leading global IT services company, announced today that it has filed a Current Report on Form 8-K with the Securities and Exchange Commission updating its prior disclosures concerning CSC’s continuing discussions and negotiations with the U.K. National Health Service (NHS) regarding CSC’s previously disclosed contract with NHS. This disclosure updates CSC’s Form 10-K for the fiscal year ended April 1, 2011 and its Form 10-Qs for the quarters ended June 30 and September 30, 2011.

ABOUT CSC
CSC is a global leader in providing technology-enabled business solutions and services. Headquartered in Falls Church, Va., CSC has approximately 97,000 employees and reported revenue of $16.2 billion for the 12 months ended September 30, 2011. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2011 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.